 As filed with the Securities and Exchange Commission on August 31, 2000

                                                Registration No. 333-43654

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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                ---------------

                             Amendment No. 1

                                    to
                                   Form S-1
                            REGISTRATION STATEMENT
                                     Under
                          THE SECURITIES ACT OF 1933

                                ---------------
                               LOGICVISION, INC.
            (Exact name of registrant as specified in its charter)

                                ---------------

       California (prior to
         reincorporation)                      7372                           94-3166964
 Delaware (after reincorporation)  (Primary Standard Industrial) (I.R.S. Employer Identification No.)
 (State or other jurisdiction of    Classification Code Number)
  incorporation or organization)

                               LogicVision, Inc.
                         101 Metro Drive, Third Floor
                              San Jose, CA 95110
                                (408) 453-0146
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                                ---------------
                               Vinod K. Agarwal
                     President and Chief Executive Officer
                               LogicVision, Inc.
                         101 Metro Drive, Third Floor
                              San Jose, CA 95110
                                (408) 453-0146
(Name, address, including zip code, and telephone number, including area code, of agent for service)

                                ---------------

                                  Copies to:

               STANTON D. WONG                               SCOTT M. STANTON
            GABRIELLA A. LOMBARDI                            MARTY B. LORENZO
               MARY A. HELVEY                                  JAMES CARTONI
             DAVID M. KOENINGER                      Gray Cary Ware & Freidenrich LLP
        Pillsbury Madison & Sutro LLP                4365 Executive Drive, Suite 1600
             2550 Hanover Street                        San Diego, California 92121
      Palo Alto, California 94304-1115                        (858) 677-1400
               (650) 233-4500                              (858) 677-1477 (Fax)
            (650) 233-4545 (Fax)

                                ---------------
       Approximate date of commencement of proposed sale to the public:
  As soon as practicable after this Registration Statement becomes effective.

   If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [_]
   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
   If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
   If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

  The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said
Section 8(a), may determine.

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

                                EXPLANATORY NOTE

  The purpose of this Amendment No. 1 to the Registration Statement is solely to file certain exhibits to the Registration Statement, as set forth below in
Item 16(a) of Part II.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

  The following table sets forth the various expenses expected to be incurred by the Registrant in connection with the sale and distribution of the securities being registered hereby, other than underwriting discounts and commissions. All amounts are estimated except the Securities and Exchange Commission registration fee, the National Association of Securities Dealers, Inc. filing fee and the Nasdaq National Market listing fee.

     SEC registration fee.............................................. $13,200
     National Association of Securities Dealers, Inc. filing fee.......   5,500
     Nasdaq National Market listing fee................................  95,000
     Blue Sky fees and expenses........................................    *
     Accounting fees and expenses......................................    *
     Legal fees and expenses...........................................    *
     Printing and engraving expenses...................................    *
     Registrar and Transfer Agent's fees...............................    *
     Miscellaneous fees and expenses...................................    *
                                                                        -------
       Total........................................................... $   *
                                                                        =======

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* To be filed by amendment.

Item 14. Indemnification of Directors and Officers

  Section 145 of the Delaware General Corporation Law provides for the indemnification of officers, directors, and other corporate agents in terms sufficiently broad to indemnify such persons under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the "Act"). Article VIII of the Registrant's Restated Certificate of Incorporation (Exhibit 3(i).3 hereto) and
Article 5 of the Registrant's Bylaws (Exhibit 3(ii).3 hereto) provide for indemnification of the Registrant's directors, officers, employees and other agents to the extent and under the circumstances permitted by the Delaware General Corporation Law. The Registrant has also entered into agreements with our directors and officers that will require the Registrant, among other things, to indemnify them against certain liabilities that may arise by reason of their status or service as directors or officers to the fullest extent not prohibited by law.

  The Underwriting Agreement (Exhibit 1.1) provides for indemnification by the Underwriters of the Registrant, our directors and officers, and by the Registrant of the Underwriters, for certain liabilities, including liabilities arising under the Act, and affords certain rights of contribution with respect thereto.

Item 15. Recent Sales of Unregistered Securities

  1. On various dates between January 1, 1997 and June 30, 2000, we issued 1,259,574 shares of our common stock to 55 employees, directors and consultants pursuant to the exercise of options granted under our 1994 Flexible Stock Option Plan. The exercise prices per share ranged from $0.10 to $0.88, for an aggregate consideration of $362,486.

  2. In May and July 1997, we issued 4,217,139 shares of Series F Convertible Preferred Stock and warrants to purchase an additional 597,602 shares of Series F Convertible Preferred Stock for aggregate consideration of $17,871,320 to 45 accredited investors and warrants to purchase an additional 5,976 shares to the placement agent in partial consideration for its services as a placement agent.

  3. In May 1997, we issued warrants to purchase 64,103 shares of our Series F Convertible Preferred Stock to one of our directors and an affiliate of another of our directors in connection with loans from these persons.

  4. In January and March 1999, we issued an aggregate of 1,211,765 shares of Series G Convertible Preferred Stock and warrants to purchase 848,235 shares of common stock for aggregate consideration of $5,150,001 to eight accredited investors.

  5. In May and June 1999, we issued an aggregate of 775,236 shares of Series H-1 Convertible Preferred Stock and warrants to purchase 542,620 shares of Series H-2 Convertible Preferred Stock for aggregate consideration of $3,294,753 to six accredited investors.

  6. In January and May 2000, we issued an aggregate of 3,431,548 shares of Series I Convertible Preferred Stock for aggregate consideration of $14,584,080 to 34 accredited investors and warrants to purchase an additional 45,695 shares of Series I Convertible Preferred Stock to the placement agent in partial consideration for its services as a placement agent.

  The sales of the above securities were considered to be exempt from registration under the Securities Act in reliance on Section 4(2) of the Securities Act, or Regulation D promulgated thereunder, or Rule 701 promulgated under Section 3(b) of the Securities Act, as transactions by an issuer not involving a public offering or transactions under compensatory benefit plans and contracts relating to compensation as provided under Rule 701. The recipients of securities in each of these transactions represented their intention to acquire the securities for investment only and not with a view to or for sale with any distribution thereof, and appropriate legends were affixed to the share certificates and instruments issued in these transactions. All recipients had adequate access, through their relationship with the registrant, to information about the registrant.

Item 16. Exhibits and Financial Statement Schedules

  (a) Exhibits

  See exhibits listed on the Exhibit Index following the signature page of the Form S-1, which is incorporated herein by reference.

  (b) Financial Statement Schedules

  Schedules other than those referred to above have been omitted because they are not applicable or not required or because the information is included elsewhere in the Financial Statements or the notes thereto.

Item 17. Undertakings

  Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Act"), may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

  The undersigned Registrant hereby undertakes that:

  (1) For purposes of determining any liability under the Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Act shall be deemed to be part of this registration statement as of the time it was declared effective.

  (2) For the purpose of determining any liability under the Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (3) It will provide to the underwriters at the closing(s) specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

                                   SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on the 30th day of August, 2000.

                                          LOGICVISION, INC.

                                                 /s/ Vinod K. Agarwal
                                          By __________________________________
                                                    Vinod K. Agarwal
                                              President and Chief Executive
                                                         Officer

  Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

                Name                              Title                      Date
                ----                              -----                      ----

        /s/ Vinod K. Agarwal         President and Chief Executive      August 30, 2000
____________________________________  Officer (Principal Executive
          Vinod K. Agarwal            Officer), Director and
                                      Secretary

           John H. Barnet*           Vice President of Finance and      August 30, 2000
____________________________________  Chief Financial Officer
           John H. Barnet             (Principal Financial and
                                      Accounting Officer)

           Navindra Jain*            Chairman of the Board              August 30, 2000
____________________________________
           Navindra Jain

          Richard C. Black*          Director                           August 30, 2000
____________________________________
          Richard C. Black

                                     Director
____________________________________
           D. James Guzy

          David L. Sulman*           Director                           August 30, 2000
____________________________________
          David L. Sulman

          Jon D. Tompkins*           Director                           August 30, 2000
____________________________________
          Jon D. Tompkins

       /s/ Vinod K. Agarwal
*By: _______________________________
          Vinod K. Agarwal

                                 EXHIBIT INDEX

 Exhibit   No. Exhibit
 -------   -----------
     1.1*  Form of Underwriting Agreement.
  3(i).1** Articles of Incorporation of the Registrant.
  3(i).2*  Form of Restated Certificate of Incorporation of the Registrant, to
           be filed following our reincorporation under Delaware law.
  3(i).3*  Form of Restated Certificate of Incorporation of the Registrant, to
           be filed upon the closing of the offering to which this Registration
           Statement relates.
 3(ii).1** Bylaws of the Registrant.
 3(ii).2*  Restated Bylaws of the Registrant, to be effective following our reincorporation under Delaware law.
 3(ii).3*  Restated Bylaws of the Registrant, to be effective upon the closing of the offering to which this Registration Statement relates.
     4.1*  Specimen Common Stock Certificate.
     4.2   Form of Class 1 Warrant to Purchase Shares of Series F Convertible
           Preferred Stock.
     4.3   Form of Class 2 Warrant to Purchase Shares of Series F Convertible
           Preferred Stock.
     4.4   Form of Warrant to Purchase Shares of Common Stock.
     4.5   Form of Extinguishing Warrant to Purchase Shares of Common Stock.
     4.6   Form of Warrant to Purchase Series H-2 Preferred Stock.
     4.7   Warrant to Purchase Series I Preferred Stock.
     5.1*  Opinion of Pillsbury Madison & Sutro LLP.
    10.1** 1994 Flexible Stock Incentive Plan and form of agreements thereunder.
    10.2*  2000 Stock Incentive Plan and form of agreements thereunder.
    10.3*  Form of Indemnification Agreement between the Registrant and its officers and directors.
    10.4** Sixth Amended and Restated Investors' Rights Agreement dated as of
           January 28, 2000.
    10.5   Lease, dated as of August 13, 1998, by and between Spieker
           Properties, L.P. and the Registrant.
    10.6   Extension Agreement, dated as of January 17, 2000, by and between
           Spieker Properties, L.P. and the Registrant.
  10.7.1+  Agreement, dated as of September 14, 1992, between Northern Telecom
           Limited and the Registrant.
  10.7.2+  Amendment, dated as of October 1, 1993, to the Agreement between
           Northern Telecom Limited and the Registrant.
  10.7.3   Amendment, dated as of January 11, 1994, to the Agreement between
           Northern Telecom Limited and the Registrant.
    21.1** Subsidiaries of the Registrant.
    23.1** Consent of PricewaterhouseCoopers LLP, Independent Accountants.
    23.2*  Consent of Pillsbury Madison & Sutro LLP (included in Exhibit 5.1).
    24.1** Power of Attorney.
    27.1** Financial Data Schedule.

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*   To be filed by amendment.

**  Previously filed.

+   Confidential Treatment Requested.